Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3MEF of our report dated November 26, 2019 relating to the financial statements of Kura Sushi USA, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended August 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 20, 2021